Memorandum

Party A: Hongyuan Pharmaceutical Technology Consulting Service Center of Yuexiu District of Guangzhou
Party B: Guangzhou Konzern Pharmaceutical Co., LTD

In accordance with the approval procedure set forth in the Regulation on Biological Product Registration of PRC, in the view that approval procedure of Bacillus Calmette-Guerin Vaccine is much different than that of other drugs, and in view of the high risk in Bacillus Calmette-Guerin Vaccine Transfer Agreement made and entered by Party A and Party B, both parties agree on the memorandum of the aforesaid agreement. Both the Bacillus Calmette-Guerin Vaccine Transfer Agreement and this Memorandum are equally legal binding.

1.	Party B should pay the deposit amounted RMD 20million to attend the bidding;
2.	When Party A obtain the manufacturing license, Party B may attend the bidding;
3.	Both parties hereto acknowledge that the term of clinical experiment is 2 years. Party A should return the deposit amounted RMD 20million if the clinical experiment can not be concluded; and
4.	If Party B does not win the manufacturing license in bidding, Party A should fully return the deposit set forth in Article 1 within 20 days.

Party A: Hongyuan Pharmaceutical Technology Consulting Service Center of Yuexiu District of Guangzhou
Representative: Ms Yanli Gu
Date: June 2, 2008

Party B: Guangzhou Konzern Pharmaceutical Co., LTD
Representative: Mr Senshan Yang
Date: June 2, 2008